FOR IMMEDIATE RELEASE
Lisa Mueller THQ Investor Relations 818/871-5125 Angela Emery THQ Corporate Communications 818/871-8650

THQ REPORTS FISCAL 2012 THIRD QUARTER RESULTS
Company Announces Business Realignment as Part of Focused Strategy
Saints Row: The Third is Most Successful Owned-IP Launch in Company History

AGOURA HILLS, Calif., Feb. 2, 2012 -- THQ Inc. (NASDAQ: THQI) today reported financial results for the third quarter ended December 31, 2011.

The company recently announced its updated business strategy to exit the traditional kids’ licensed video game category and focus on its core game franchises and digital initiatives. As part of this business realignment, the company is implementing plans to streamline its organization and cost structure to support what will be a smaller company positioned for sustained profitability. The company currently expects these actions will result in a reduction of selling, general and administrative expenses and product development expenditures totaling approximately $160 million from its annualized run rate.

“Saints Row®: The Third™ and WWE® ’12 demonstrate the strengths of THQ’s core gaming capabilities. These titles performed at or better than the expectations we shared during our last investor conference call, driven by favorable critical reviews, community engagement and outstanding marketing efforts,” said Brian Farrell, THQ President and Chief Executive Officer. “Sales of the uDraw GameTablet and related software, and other titles in the kids, family and casual category were far weaker than anticipated, substantially reducing our financial results for the quarter.”

“We have since concluded an extensive review of our operations to realign our business, focusing on our key franchises with the most potential,” continued Farrell. “We are implementing a plan to bring costs in line with our lower anticipated level of revenue. With our focused product plan, leaner cost structure, cash balance, and existing credit facility, we believe the company has adequate resources to execute on our plan and deliver on our strong multi-year pipeline of games.”

Financial Highlights

(in millions, except per share data)	For the Three Months Ended December 31,
	2011	2010
Net Sales - GAAP	$305.4	$314.6
Net Sales - Non-GAAP	$404.4	$323.1
Net Loss - GAAP	$(55.9)	$(14.9)
Net Income - Non-GAAP	$24.0	$28.5
Diluted Loss Per Share - GAAP	$(0.82)	$(0.22)
Diluted Earnings Per Share - Non-GAAP	$0.35	$0.42

•	Non-GAAP net sales of $404.4 million were 25 percent higher year-over-year and in-line with the company’s revised guidance issued in December 2011.

•
Earnings from successful games Saints Row: The Third and WWE ’12 were offset by poor results for uDraw hardware and software. Lower uDraw revenue, high inventory reserves, price protection, and concessions at retail had an approximate $33.0 million impact on the company’s operating income in the quarter.

•	The company ended the quarter with $47.7 million in cash and cash equivalents, and no outstanding borrowings on its $50.0 million credit facility.

•	A reconciliation of GAAP to non-GAAP results is provided in the accompanying financial tables, and a supplemental consolidated reconciliation can be found at http://investor.thq.com.

FISCAL 2012 THIRD QUARTER HIGHLIGHTS AND RECENT DEVELOPMENTS

Games/Market Share

•
With third quarter shipments of approximately 3.6 million units (life to date 3.8 million units), Saints Row: The Third is the largest owned-IP launch in THQ’s history. The company currently expects to ship between five and six million units over the life of this title.

•
WWE ’12 shipped more than two million units in the quarter, in line with the expectations shared on the last investor conference call. To date, WWE ’12 sell-through is up 29% on like-for-like platforms in North America.

•
The company announced the development of “South Park: The Game,” a collaboration between THQ, South Park Digital Studios LLC and Obsidian Entertainment, Inc. This definitive South Park experience comes to life in a role-playing adventure scheduled for release in the second half of calendar 2012. The first details of the game were revealed in an exclusive cover story in Game Informer’s January 2012 issue.

•
THQ was the #5 publisher (#4 third-party publisher) in the U.S. in calendar 2011 with 5.4 percent market share and retail revenues up 16 percent year-over-year, according to the NPD Group, driven by the company’s strength on Xbox 360® and PlayStation® 3 consoles.

Digital Highlights

•
THQ’s digital revenues for the third quarter of 2012 were more than double those in the year-ago quarter. Digital revenues for the nine months ended December 31, 2011 were 81 percent higher than the same period one year ago.

•
Saints Row: The Third community members have created nearly 10 million characters, both in-game and via the Initiation Station. The game has also generated strong results from downloadable content (DLC) sales and is expected to be THQ’s highest-selling DLC title ever.

•
The Margaritaville Online cross-platform game launched on Facebook and iPad on January 25, 2012, and the iPhone companion app is coming soon. The social/mobile versions of Apples to Apples, which launched on Xbox Live® and PlayStation Network in December, are targeted for release on February 8, 2012.

Business Realignment

THQ announced recently that it is exiting development of traditional kids’ licensed console games. The company has concluded negotiations with two licensors and is negotiating arrangements with two others. The company is also substantially eliminating its ongoing financial commitment with developers as it exits this business. Additionally, THQ has no future commitments or plans to manufacture uDraw hardware. THQ’s strategy is to focus on its premium core and fighting franchises and to expand its digital revenues.

As part of this business realignment, the company is implementing initiatives to streamline its organization and cost structure. The company currently expects these actions will result in a reduction in its annualized run rate of selling, general and administrative expenses of approximately $60 million, and a reduction of its annualized product development expenditures of approximately $100 million, primarily due to its exit from the kids’ licensed console games category.

Total charges related to these actions are estimated at approximately $11.0 million, of which $2.5 million are non-cash. The majority of these charges are expected to be recorded by the end of the 2012 fiscal year and will be excluded from the company's non-GAAP results.

Product Release Schedule

THQ has announced the following core releases scheduled through fiscal 2013:

Title	Platforms	Planned Release
UFC® Undisputed® 3	Xbox 360, PlayStation 3	February 14, 2012
Darksiders® II	Xbox 360, PlayStation 3, PC	June 2012
South Park: The Game	Xbox 360, PlayStation 3, PC	Q3 FY13
Annual WWE Game	TBA	Q3 FY13
Metro: Last Light	Xbox 360, PlayStation 3, PC	Q4 FY13
Devil's Third™	Xbox 360, PlayStation 3, PC	Q4 FY13

The company also has in development two unannounced core titles for release in fiscal 2013.

THQ’s lineup of future titles announced for fiscal 2014 and beyond includes:

Title	Studio
Un-named Original Title	Turtle Rock Studio (external)
Dark Millennium® Online	Vigil and Relic
inSANE™	Volition
Homefront® 2	Crytek (external)
Patrice Désilets Original Title	THQ Montreal

The company also has in development four unannounced core titles for release in fiscal 2014 and beyond. The majority of all unannounced titles are company-owned IP.

Investor Conference Call

THQ will host a conference call to discuss fiscal 2012 third quarter results and fiscal fourth quarter and full year 2012 guidance today at 2:30 p.m. Pacific/5:30 p.m. Eastern. Please dial (877) 356-8075 domestic or (706) 902-0203 international, conference ID 43429454 to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com. The online archive of the broadcast will be available approximately two hours after the live call ends. In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through February 4, 2012 by dialing (855) 859-2056 domestically, or (404) 537-3406 internationally, conference ID 43429454.

Non-GAAP Financial Measures

In addition to results determined in accordance with GAAP, the company discloses certain non-GAAP financial measures that exclude the impact of the following:

•stock-based compensation expense,
•certain deferred revenue and related costs,
•business realignment expense,
•capitalized interest, and
•other significant charges and benefits.

Non-GAAP results also include the impact of any foreign currency fluctuations on our available-for-sale investment securities, when classified in equity for GAAP purposes.

For non-GAAP purposes, the company uses a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.

THQ may consider whether other significant items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses. The company excludes these items from its non-GAAP financial measures primarily because its management does not believe they reflect the company's primary business, ongoing operating results or future outlook. THQ's management believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its financial condition and results of operations, and helps investors compare actual results to its long-term operating goals as well as to its performance in prior periods. The non-GAAP financial measures included in this earnings release have been reconciled to the comparable GAAP results in the accompanying tables, and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

In addition to the reasons stated above, which are generally applicable to each of the items THQ excludes from its non-GAAP financial measures, the company's management uses certain of the non-GAAP financial measures for the following reasons:

Stock-Based Compensation. THQ does not consider stock-based compensation charges when evaluating the performance of its business or formulating its operating plans. Stock-based compensation charges are subject to significant fluctuation outside of the control of management due to the variables used to estimate the fair value of a share-based payment, such as THQ's stock price, interest rates and the volatility of the company's stock price. Further, when considering the impact of equity award grants, THQ places a greater emphasis on the use of such grants as retention tools for long-term stockholder value creation, as well as overall stockholder dilution, rather than the accounting charges associated with such grants.

Deferred Revenue/Costs. The company defers revenue and related costs from the sale of certain titles that have undelivered elements upon the sale of the game, such as online services, and recognizes that revenue upon the delivery of the undelivered elements or over the estimated service period as applicable. As there is no impact to its operating cash flow, THQ's management excludes the impact of deferred net revenue and related costs when evaluating the company's operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, we believe these measures provide a more timely indication of trends in our business, provide comparability with the way our business is measured by analysts, and consistency with industry data sources.

Business Realignment Expense. Although THQ has incurred business realignment expenses in the past, each charge relates to a discrete event based on a unique set of business objectives. THQ’s management does not believe these charges reflect the company's primary business, ongoing operating results or future outlook. As such, the company believes it is appropriate to exclude these expenses from its non-GAAP financial measures.

Impact of Capitalized Interest. The company capitalizes interest expense and other financing costs as a component of capitalized software development. THQ's management considers interest cost to be a financing cost in the period in which it is incurred, and thus excludes the impact of the capitalization of interest costs to software development and the subsequent amortization expense when evaluating the company's operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Other significant charges and benefits. THQ does not consider certain significant charges and benefits that are related to discrete events or market conditions to be indicative of ongoing operating results or future outlook. As a result, the company believes it is appropriate to exclude expenses and benefits such as legal settlements or market-related impairments, from its non-GAAP financial measures.

Fiscal Periods
Our fiscal year ends on the Saturday nearest March 31st. For simplicity, we present all fiscal periods as ending on a calendar month end. Our fiscal 2012 third quarter ended on December 31, 2011. Our fiscal 2011 third quarter ended on January 1, 2011.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software. The company develops its products for all popular game systems, personal computers, wireless devices and the Internet. Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific. More information about THQ and its products may be found at http://www.thq.com/. THQ, Darksiders, Devil’s Third, Homefront, inSANE, Metro: Last Light, Saints Row, Saints Row: The Third, uDraw, UDraw GameTablet and their respective logos are trademarks and/or registered trademarks of THQ Inc.

Microsoft, Xbox, Xbox 360, Xbox LIVE, the Xbox logos, and the Xbox LIVE Arcade logo are either registered trademarks or trademarks of Microsoft Corporation in the U.S. and/or other countries.

"PlayStation" is a registered trademark of Sony Computer Entertainment Inc.

Wii, Nintendo DS and Nintendo DSi are trademarks of Nintendo.

All other trademarks are property of their respective owners.

THQ Inc. Caution Concerning Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as "THQ"), including, but not limited to, expectations of video game console and software growth, financial guidance, estimated release dates, and the potential for online gaming. These statements are based upon management's current beliefs and certain assumptions made by management. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, business, competitive, economic, legal, political, and technological factors affecting our industry, operations, markets, products, or pricing. Readers should carefully review the risk factors and the information that could materially affect THQ's financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal period ended March 31, 2011 and subsequent Quarterly Reports on Form 10-Q, and particularly the discussion of trends and risk factors set forth therein. Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

###

FINANCIAL TABLES TO FOLLOW

THQ Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010

Net sales	$305,449	$314,589	$646,606	$541,021
Cost of sales:
Product costs	154,893	123,852	279,942	219,558
Software amortization and royalties	74,706	50,011	217,519	104,526
License amortization and royalties	27,606	78,775	58,901	109,248
Total cost of sales	257,205	252,638	556,362	433,332

Gross profit	48,244	61,951	90,244	107,689
Operating expenses:
Product development	16,702	17,992	74,845	52,367
Selling and marketing	75,596	50,522	164,037	108,171
General and administrative	11,057	9,405	35,143	33,127
Restructuring	(480)	140	5,462	147
Total operating expenses	102,875	78,059	279,487	193,812

Operating loss	(54,631)	(16,108)	(189,243)	(86,123)
Interest and other income (expense), net	1,234	1,223	4,144	(4,358)
Loss before income taxes	(53,397)	(14,885)	(185,099)	(90,481)
Income taxes	2,482	62	1,610	1,561
Net loss	$(55,879)	$(14,947)	$(186,709)	$(92,042)

Loss per share — basic	$(0.82)	$(0.22)	$(2.73)	$(1.36)
Loss per share — diluted	$(0.82)	$(0.22)	$(2.73)	$(1.36)

Shares used in per share calculation — basic	68,381	67,965	68,346	67,841
Shares used in per share calculation — diluted	68,381	67,965	68,346	67,841

THQ Inc. and Subsidiaries
Reconciliation of GAAP net loss to Non-GAAP net income (loss) (a)
(In thousands, except per share data)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2011	2010	2011	2010
Net sales	$305,449	$314,589	$646,606	$541,021
Changes in deferred net revenue	98,906	8,527	18,598	12,759
Non-GAAP net sales	$404,355	$323,116	$665,204	$553,780

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2011	2010	2011	2010
Operating loss	$(54,631)	$(16,108)	$(189,243)	$(86,123)
Non-GAAP adjustments affecting operating loss:
Changes in deferred net revenue	98,906	8,527	18,598	12,759
Changes in deferred cost of sales	(22,267)	(1,077)	5,888	(1,256)
Business realignment expenses (b)	4,008	10,906	52,872	10,913
License impairment charges (c)	—	30,296	—	30,296
Stock-based compensation	1,314	2,469	4,653	6,826
Amortization of capitalized interest (d)	1,995	—	4,729	—
Total non-GAAP adjustments affecting operating loss	83,956	51,121	86,740	59,538
Non-GAAP operating income (loss)	$29,325	$35,013	$(102,503)	$(26,585)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2011	2010	2011	2010
Net loss	$(55,879)	$(14,947)	$(186,709)	$(92,042)
Non-GAAP adjustments:
Non-GAAP adjustments affecting operating loss	83,956	51,121	86,740	59,538
Gain on sale of investments (e)	—	(107)	—	(107)
Mark-to-market adjustments on investments(f)	—	(2,524)	—	—
Capitalized interest expense (d)	(1,890)	—	(4,720)	—
Business realignment expenses (b)	(478)	—	435	—
Interest and other income (expense), net	—	(72)	—	(72)
Income tax adjustments (g)	(1,746)	(4,968)	17,007	6,229
Non-GAAP net income (loss)	$23,963	$28,503	$(87,247)	$(26,454)

Non-GAAP earnings (loss) per share — diluted (h)	$0.35	$0.42	$(1.28)	$(0.39)
___________________
Notes:

(a)	See explanation above regarding the company's practice on reporting non-GAAP financial measures.

(b)
Business realignment expenses in the three months ended December 31, 2011 reflect actions taken through December 31, 2011 and include: $3.1 million of software development related to cancelled titles and $1.3 million of cash charges for severance and other employee-related costs, as well as gains of $0.9 million for changes in estimates related to contract and lease terminations and long-lived asset write-offs.

(c)
Included in "Cost of sales-License amortization and royalties" in our GAAP statement of operations for the three and nine months ended December 31, 2010 is a $30.3 million impairment charge on kids movie-based licenses.

(d)	Represents interest expense capitalized to software development and subsequent amortization.

(e)	Realized gains on sales of investments to the extent we had previously excluded a related other-than-temporary impairment from non-GAAP amounts.

(f)
Mark-to-market adjustments, including the impact of changes in foreign currency rates, related to certain of our available-for-sale investment securities; these amounts are recorded in "Accumulated other comprehensive income," a component of stockholders' equity, on our balance sheet until realized.

(g)	For non-GAAP purposes, the company uses a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.

(h)	Non-GAAP earnings (loss) per share has been calculated using diluted shares before applying the “if-converted” method relative to the
Notes issued in August 2009.

THQ Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(In thousands)

	December 31, 2011	March 31, 2011
ASSETS
Cash and cash equivalents	$47,685	$85,603
Accounts receivable, net of allowances	147,932	161,574
Inventory	27,032	31,905
Licenses	29,985	32,869
Software development	127,399	222,631
Deferred income taxes	7,584	8,200
Income taxes receivable	—	—
Prepaid expenses and other current assets	56,543	56,908
Total current assets	444,160	599,690
Property and equipment, net	25,013	28,960
Licenses, net of current portion	67,627	85,367
Software development, net of current portion	62,988	49,858
Deferred income taxes	516	516
Other long-term assets, net	9,759	10,014
TOTAL ASSETS	$610,063	$774,405

LIABILITIES AND EQUITY
Accounts payable	$114,146	$100,550
Accrued and other current liabilities	140,846	137,922
Deferred revenue, net	157,092	141,060
Total current liabilities	412,084	379,532
Other long-term liabilities	78,412	88,042
Convertible senior notes	100,000	100,000
Total liabilities	590,496	567,574
Total stockholders' equity	19,567	206,831
TOTAL LIABILITIES AND EQUITY	$610,063	$774,405

THQ Inc. and Subsidiaries
Unaudited Supplemental Financial Information
(In thousands)

	Three Months Ended				Nine Months Ended
Platform Revenue Mix	December 31, 2011		December 31, 2010		December 31, 2011		December 31, 2010
Consoles
Microsoft Xbox 360	$161,878	40.0%	$49,417	15.3%	$249,518	37.5%	$110,628	20.0%
Sony PlayStation 3	114,633	28.3	44,874	13.9	178,530	26.8	106,621	19.2
Nintendo Wii	63,225	15.6	141,423	43.8	97,752	14.7	173,594	31.3
Sony PlayStation 2	648	0.2	13,227	4.1	2,959	0.4	19,833	3.6
	340,384	84.1	248,941	77.1	528,759	79.4	410,676	74.1
Handheld
Nintendo Dual Screen	42,155	10.4	48,988	15.2	81,116	12.2	85,900	15.5
Sony PlayStation Portable	2,233	0.6	13,079	4.0	6,329	1.0	24,282	4.4
Wireless	356	0.1	1,704	0.5	1,822	0.3	4,792	0.9
	44,744	11.1	63,771	19.7	89,267	13.5	114,974	20.8

PC	19,227	4.8	10,404	3.2	47,178	7.1	28,130	5.1
Non-GAAP net sales	404,355	100.0%	323,116	100.0%	665,204	100.0%	553,780	100.0%
Changes in deferred net revenue	(98,906)		(8,527)		(18,598)		(12,759)
Net sales	$305,449		$314,589		$646,606		$541,021

Geographic Revenue Mix
Domestic	$237,491	58.7%	$237,704	73.6%	$393,991	59.2%	$386,841	69.9%
Foreign	166,864	41.3	85,412	26.4	271,213	40.8	166,939	30.1
Non-GAAP net sales	404,355	100.0%	323,116	100.0%	665,204	100.0%	553,780	100.0%
Changes in deferred net revenue	(98,906)		(8,527)		(18,598)		(12,759)
Net sales	$305,449		$314,589		$646,606		$541,021